EXHIBIT 5.1

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826


February 10, 2006

Board of Directors
Smart Truck Systems Inc.

     Re:  Registration Statement on Form SB-2
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Gentlemen:

     You have requested my opinion as to the legality of the issuance by Smart Truck Systems Inc., (the "Corporation") of up to 3,000,000 shares of Common Stock being offered by the Corporation the "Shares"). The Shares are the subject of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed on or about February 13, 2006.

     Pursuant to your request I have reviewed and examined:(1) The Articles of Incorporation of the Corporation, (the "Articles"); (2) The Bylaws of the Corporation, as certified by the Secretary of the Corporation; (3) Certain resolutions of the Board of Directors of the Corporation; (4) The Registration Statement; (5) and such other matters as I have deemed relevant in order to form my opinion.

     Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that pursuant to the statutes and constitution of the State of Nevada and reported decisions interpreting those laws, the Shares, have been duly authorized and when issued and sold in the manner described in the registration statement, the shares will be validly issued, fully paid and non-assessable.

     My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

     Not withstanding the above, I consent to the use of this opinion in the Registration Statement and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DENNIS BROVARONE
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Dennis Brovarone